BOH HOLDINGS, INC.
4400 POST OAK PARKWAY SUITE 2260
HOUSTON, TEXAS 77027

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on March 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on March 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than March 19, 2026. PLEASE DO NOT RETURN THE PROXY CARD BY MAIL IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83725-S31287

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOH HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals (each as more fully described in the attached proxy statement/prospectus):	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Reorganization (the “Merger Agreement”), dated December 1, 2025, by and between South Plains Financial, Inc., a Texas corporation (“SPFI”), and BOH Holdings, Inc., (“BOH”), pursuant to which BOH will merge with and into SPFI (the “Merger”), with SPFI surviving the Merger, and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”).	☐	☐	☐
2. To authorize the BOH Board of Directors to adjourn or postpone the BOH Special Meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes at the time of the BOH Special Meeting to approve the Merger Proposal or (ii) if adjournment is necessary or appropriate, to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to the BOH shareholders (the “Adjournment Proposal”).	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of BOH Holdings, Inc. to be held on March 20, 2026 (the "Special Meeting"):
The Notice and Proxy Statement for the Special Meeting is available at www.proxyvote.com.

V83726-S31287

BOH Holdings, Inc.
Special Meeting of Shareholders
To be Held on March 20, 2026
4400 Post Oak Parkway, Second Floor Conference Room, Houston, Texas 77027

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoint(s) James D. Stein and Sarah Kuehl, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BOH Holdings, Inc. that the undersigned shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 4400 Post Oak Parkway, Second Floor Conference Room, Houston, Texas 77027, on March 20, 2026 at 10:00 a.m., Central Time, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side